Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-120302),
(2) Registration Statement (Form S-4 No. 333-131817),
(3) Registration Statement (Form S-3 No. 333-136802),
(4) Registration Statement (Form S-8 No. 333-120579),
(5) Registration Statement (Form S-8 No. 333-110085),
(6) Registration Statement (Form S-3 No. 333-144695),
(7) Registration Statement (Form S-3 No. 333-154732), and
(8) Registration Statement (Form S-3 No. 333-155996),

of our report dated March 13, 2008, with respect to the consolidated financial statements of Micromet, Inc. as of December 31, 2007 and for the year then ended, included in this Annual Report (Form 10-K) of Micromet, Inc. for the year ended December 31, 2008.

/s/ Ernst & Young AG WPG

Munich, Germany
March 16, 2009